QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Dear Stockholder:

        Your vote is important and Noble Energy, Inc. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

  •
  To submit your proxy electronically via the Internet, go to the Website: http://proxy.georgeson.com and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

  •
  To submit your proxy by telephone, use a touch-tone telephone and call 1-800-482-9730. You must use the control number printed in the box on the reverse side of this card.

        Also, if you have any questions or need assistance in voting, please call Georgeson Shareholder Communications, Inc., toll-free at 1-877-278-4762. Stockholders calling from outside the U.S. and Canada can call collect at 1 (212) 440-9800.

Your vote is important. Thank you for voting.
Proxy Card must be signed and dated on the reverse side.
\*/ Please fold and detach card at perforation before mailing. \*/

NOBLE ENERGY, INC.
Proxy for the Special Meeting of Stockholders
To Be Held on, 2005
This proxy is solicited by the Board of Directors

        The undersigned stockholders of Noble Energy, Inc. (the "Company") hereby nominate, constitute and appoint Messrs. Charles D. Davidson, Chris Tong, Arnold J. Johnson, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Special Meeting of Stockholders of Noble Energy, Inc. (the "Special Meeting") to be held in Houston, Texas, on [            ], 2005 at 10:00 AM, Houston, Texas time, and at any and all adjournments or postponements thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted, "FOR" approval of the issuance of shares of common stock of the Company pursuant to the Agreement and Plan of Merger, and "FOR" the amendment to the Company's Restated Articles of Incorporation, in each case, unless "AGAINST" or "ABSTAIN" is indicated with respect to such proposal. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

Special Meeting of Stockholders NOBLE ENERGY, INC. [ ], 2005
THERE ARE THREE WAYS TO VOTE YOUR PROXY
TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6583, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m. Eastern Time on [ ], 2005.
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Time on [ ], 2005.
Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

Vote 24 hours a day, 7 days a week

Your telephone or Internet vote must be received by 11:59 p.m., Houston, Texas time
on [                                  ], to be counted in the final tabulation.
Your Control Number is:
Proxy Card must be signed and dated below.
\*/ Please fold and detach card at perforation before mailing. \*/

☒
Please mark your votes as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Proposal to approve the issuance of shares of common stock of Noble Energy, Inc. pursuant to the Agreement and Plan of Merger, dated as of December 15, 2004, by and among Noble Energy, Inc., Noble Energy Production, Inc. and Patina Oil & Gas Corporation	☐	☐	☐	2.	Proposal to approve an amendment to the Company's Restated Certificates of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance to 250,000,000 shares	☐	☐	☐

					This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the Proxies in the manner determined by a majority of the members of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
					The undersigned acknowledges receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement-prospectus dated [ ], 2005.
					PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
Date: , 2005

Signature	Signature (if held jointly)

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

QuickLinks

  Exhibit 99.2